Exhibit 1.2

Pricing Agreement

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

    As Representatives of the several

             Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

AstraZeneca PLC (the “Issuer”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement dated May 25, 2021 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Notes specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Basic Prospectus, Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Basic Prospectus (as defined therein) as amended or supplemented as of the date of the Underwriting Agreement and also a representation and warranty as of the date of this Pricing Agreement in relation to the Basic Prospectus, Pricing Disclosure Package or the Prospectus, as amended or supplemented, relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address of the Representatives referred to in such Section 14 are set forth at the end of Schedule II hereto. Schedule III sets forth each Issuer Free Writing Prospectus that is part of the Pricing Disclosure Package and any additional documents incorporated by reference that were filed with the Commission subsequent to the Commission’s close of business on the business day immediately prior to the date of the execution of this Pricing Agreement. Schedule IV sets forth all documents that the Issuer and the Representatives agree are to be included in the Pricing Disclosure Package. The final term sheets prepared in accordance with Section 5(a) of the Underwriting Agreement are attached hereto as Schedule V.

The “Applicable Time” means 5:00 p.m. New York time on the date hereof.

An amendment of the Registration Statement, or a supplement to the Basic Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the aggregate principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, e-mail or facsimile transmission to (i) Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282-2198, Attention: Registration Department, (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk, Fax: +1 (212) 834-6081, (iii) Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, NY 10036, Attention: Investment Banking Division, Fax: +1 (212) 507-8999, Phone: +1 (212) 761-6691; and if to the Issuer shall be delivered or sent by mail, e-mail or facsimile transmission to its address set forth in the Registration Statement, Phone: +44-20-3749-5000, Email: aztbo@astrazeneca.com, Attention: Company Secretary, or such other address as the Issuer shall notify in writing to the Representatives at their respective foregoing addresses; provided, however, that any notice to an Underwriter of Designated Securities pursuant to Section 9(c) of the Underwriting Agreement shall be delivered or sent by mail, e-mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or e-mail constituting such Questionnaire, which address will be supplied to the Issuer by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Issuer. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Issuer for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

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Very truly yours,

ASTRAZENECA PLC

By:	/s/ Jonathan Slade
Name: Jonathan Slade
Title: Group Treasurer

[Signature Page to AZ Pricing Agreement]

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC

By:	/s/ Sam Chaffin
Name: Sam Chaffin
Title: Vice President

[Signature Page to AZ Pricing Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to AZ Pricing Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

[Signature Page to AZ Pricing Agreement]

SCHEDULE I

	Aggregate Principal Amount of 2023 Notes to be Purchased	Aggregate Principal Amount of 2051 Notes to be Purchased
Goldman Sachs & Co. LLC	$140,000,000	$75,000,000
J.P. Morgan Securities LLC	$280,000,000	$150,000,000
Morgan Stanley & Co. LLC	$350,000,000	$187,500,000
Barclays Capital Inc.	$126,000,000	$67,500,000
BNP Paribas	$63,000,000	$33,750,000
Citigroup Global Markets Inc.	$63,000,000	$33,750,000
Deutsche Bank Securities Inc.	$63,000,000	$33,750,000
HSBC Securities (USA) Inc.	$63,000,000	$33,750,000
Mizuho Securities USA LLC	$63,000,000	$33,750,000
Santander Investment Securities Inc.	$63,000,000	$33,750,000
Skandinaviska Enskilda Banken AB (publ)	$63,000,000	$33,750,000
Société Générale	$63,000,000	$33,750,000
Total	$1,400,000,000	$750,000,000

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SCHEDULE II

Title of Designated Securities:

$1,400,000,000 0.300% Fixed Rate Notes due 2023 (the “2023 Notes”).

$750,000,000 3.000% Fixed Rate Notes due 2051 (the “2051 Notes”).

The 2023 Notes and the 2051 Notes are collectively referred to herein as the “Designated Securities” or “Notes”.

Issuer:

AstraZeneca PLC

Aggregate Principal Amount:

$1,400,000,000 for the 2023 Notes.

$750,000,000 for the 2051 Notes.

Price to Public:

99.911% of the principal amount of the 2023 Notes, plus accrued interest, if any, from May 28, 2021 (for the 2023 Notes).

98.634% of the principal amount of the 2051 Notes, plus accrued interest, if any, from May 28, 2021 (for the 2051 Notes).

Purchase Price by Underwriters:

99.811% of the principal amount of the 2023 Notes, plus accrued interest, if any, from May 28, 2021 (for the 2023 Notes).

97.984% of the principal amount of the 2051 Notes, plus accrued interest, if any, from May 28, 2021 (for the 2051 Notes).

Specified Funds for Payment of Purchase Price:

New York Clearing House funds.

Indenture:

Indenture to be dated as of May 28, 2021, between the Issuer and The Bank of New York Mellon.

Maturity Dates:

The stated maturity of the principal of the 2023 Notes will be May 26, 2023.

The stated maturity of the principal of the 2051 Notes will be May 28, 2051.

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Interest Rates:

The 2023 Notes will bear interest from May 28, 2021 at a fixed rate of 0.300% per annum, payable semi-annually.

The 2051 Notes will bear interest from May 28, 2021 at a fixed rate of 3.000% per annum, payable semi-annually.

Interest Payment Dates:

Interest on the 2023 Notes will be paid semi-annually in arrears on May 26 and November 26 of each year, commencing November 26, 2021.

Interest on the 2051 Notes will be paid semi-annually in arrears on May 28 and November 28 of each year, commencing November 28, 2021.

Redemption Provisions:

The Notes are subject to the Special Mandatory Redemption described below (the “Special Mandatory Redemption Notes”). If (i) the consummation of the Alexion Acquisition does not occur on or before March 12, 2022 or (ii) prior to such date, the Issuer notifies the Trustee that it will not pursue the consummation of the Alexion Acquisition (each of (i) and (ii), a “Special Mandatory Redemption Trigger”), the Issuer will be required to redeem the Special Mandatory Redemption Notes then outstanding at a redemption price equal to 101% of the principal amount of such Special Mandatory Redemption Notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined in the supplement to the Prospectus relating to the Designated Securities dated May 24, 2021 (the “Prospectus Supplement”)). “Alexion Acquisition” means the transactions contemplated by the Agreement and Plan of Merger, dated as of December 12, 2020, among the Issuer and the other parties thereto, with respect to the acquisition by the Issuer of Alexion, as it may be amended from time to time prior to or subsequent to the date hereof.

The Issuer may redeem the 2023 Notes, in whole or in part, from time to time at a redemption price equal to the greater of (A) 100% of the principal amount of the 2023 Notes to be redeemed, and (B) as determined by the Quotation Agent (as defined in the Prospectus Supplement), the sum of the present values of the remaining scheduled payments of principal and interest on the 2023 Notes to be redeemed (assuming for this purpose that the 2023 Notes matured on the Maturity Date and not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus the Make-Whole Spread (as defined herein).

The Issuer may redeem the 2051 Notes, in whole or in part, from time to time as follows: (i) prior to the Par Call Date (as defined herein), at a redemption price equal to the greater of (A) 100% of the principal amount of the 2051 Notes to be redeemed, and (B) as determined by the Quotation Agent (as defined in the Prospectus Supplement), the sum of the present values of the remaining scheduled payments of principal and interest on the 2051 Notes to be redeemed (assuming for this purpose that the 2051 Notes matured on the Par Call Date and not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus the Make-Whole Spread (as defined herein), and (ii) on or after the Par Call Date, at a redemption price equal to 100% of the principal amount of the 2051 Notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.

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In the event of certain tax law changes and other limited circumstances that, in each case, occur after the date of the Prospectus Supplement and require the Issuer to pay additional amounts as described in the Prospectus Supplement, the Issuer may redeem in whole, but not in part, any series of the Notes prior to maturity at a redemption price equal to 100% of their principal amount plus accrued interest thereon to but excluding the date of redemption.

Par Call Date:

2051 Notes: November 28, 2050.

Make-Whole Spreads:

2023 Notes: 5 basis points.

2051 Notes: 15 basis points.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

The Designated Securities are entitled to full defeasance and discharge under certain conditions as set forth in the Indenture.

Time of Delivery of the Designated Securities:

May 28, 2021.

Closing Location for Delivery of the Designated Securities:

The offices of Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, New York, New York.

Address of the Company For Notice Purposes:

AstraZeneca PLC
1 Francis Crick Avenue

Cambridge Biomedical Campus

Cambridge CB2 0AA
England, United Kingdom

Attention: Company Secretary

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Names and Addresses of the Representatives For Notice Purposes:

Goldman Sachs & Co. LLC
c/o Goldman Sachs & Co. LLC

200 West Street
New York, New York 10282
Attention: Registration Department

J.P. Morgan Securities LLC
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: Investment Grade Syndicate Desk

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

Attention: Investment Banking Division

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SCHEDULE III

Issuer Free Writing Prospectus:

(a)	Final Term Sheet dated May 25, 2021 containing the final terms of the Designated Securities as set forth in Schedule V hereto.

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SCHEDULE IV

Pricing Disclosure Package:

Preliminary Prospectus dated and filed with the Commission on May 24, 2021, together with the Issuer Free Writing Prospectus listed on Schedule III hereto.

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SCHEDULE V

AstraZeneca PLC

$1,400,000,000 0.300% Notes due 2023

$750,000,000 3.000% Notes due 2051

Final Term Sheets

Issuer:	AstraZeneca PLC
Trade Date:	May 25, 2021
Settlement Date:	May 28, 2021 (T+3)
Expected Ratings:	Moody’s: A3 (negative); S&P: BBB+ (CreditWatch positive)

$1,400,000,000 0.300% Notes due 2023:

Security Type:	Senior Notes
Aggregate Principal Amount:	$1,400,000,000
Maturity Date:	May 26, 2023
Coupon:	0.300%
Benchmark Treasury:	0.125% due April 30, 2023
Benchmark Treasury Price and Yield:	99-30 3/4, 0.145%
Spread to Benchmark Treasury:	+20 basis points
Yield to Maturity:	0.345%
Price to Public:	99.911% of the Aggregate Principal Amount
Interest Payment Dates:	May 26 and November 26, commencing November 26, 2021
Gross Proceeds to Issuer:	$1,398,754,000
Underwriting Discount:	0.100% of the Aggregate Principal Amount
Net Proceeds to Issuer (before expenses):	$1,397,354,000
Redemption Provisions:
Special Mandatory Redemption	If (i) the consummation of the Alexion Acquisition ((as defined in the supplement to the Prospectus dated May 24, 2021 (the “Prospectus Supplement”)) does not occur on or before March 12, 2022 or (ii) prior to such date, the Issuer notifies the Trustee that it will not pursue the consummation of the Alexion Acquisition, the Issuer will be required to redeem the notes then outstanding at a redemption price equal to 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined in the Prospectus Supplement).

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Optional Redemption:	At the option of the Issuer, from time to time, in whole or in part, as follows: at the redemption price equal to the greater of (A) 100% of the principal amount of the notes to be redeemed and (B) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (assuming for this purpose that such series of notes matured on May 26, 2023 and not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 0.050%.
Optional Tax Redemption:	In the event of certain tax law changes and other limited circumstances that occur, in each case, after the date of the Prospectus Supplement and require the Issuer to pay additional amounts, in whole but not in part, at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued interest thereon to but excluding the redemption date.
CUSIP:	046353AY4
ISIN:	US046353AY48

$750,000,000 3.000% Notes due 2051:

Security Type:	Senior Notes
Aggregate Principal Amount:	$750,000,000
Maturity Date:	May 28, 2051
Coupon:	3.000%
Benchmark Treasury:	1.875% due February 15, 2051
Benchmark Treasury Price and Yield:	91-15+, 2.270%
Spread to Benchmark Treasury:	+80 basis points
Yield to Maturity:	3.070%
Price to Public:	98.634% of the Aggregate Principal Amount
Interest Payment Dates:	May 28 and November 28, commencing November 28, 2021
Gross Proceeds to Issuer:	$739,755,000
Underwriting Discount:	0.650% of the Aggregate Principal Amount
Net Proceeds to Issuer (before expenses):	$734,880,000
Redemption Provisions:
Special Mandatory Redemption	If (i) the consummation of the Alexion Acquisition (as defined in the Prospectus Supplement) does not occur on or before March 12, 2022 or (ii) prior to such date, the Issuer notifies the Trustee that it will not pursue the consummation of the Alexion Acquisition, the Issuer will be required to redeem the notes then outstanding at a redemption price equal to 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined in the Prospectus Supplement).

S.V-2

Optional Redemption:	At the option of the Issuer, from time to time, in whole or in part, as follows: (i) prior to November 28, 2050, at the redemption price equal to the greater of (A) 100% of the principal amount of the notes to be redeemed and (B) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (assuming for this purpose that such series of notes matured on November 28, 2050 and not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 0.150% and (ii) on or after November 28, 2050, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.
Optional Tax Redemption:	In the event of certain tax law changes and other limited circumstances that occur, in each case, after the date of the Prospectus Supplement and require the Issuer to pay additional amounts, in whole but not in part, at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued interest thereon to but excluding the redemption date.
CUSIP:	046353AZ1
ISIN:	US046353AZ13

Joint Book-Running Managers:	Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Barclays Capital Inc.

BNP Paribas

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

Santander Investment Securities Inc.

Skandinaviska Enskilda Banken AB (publ)

Société Générale

*****

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus supplement and accompanying prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents incorporated by reference therein that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it from Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, by telephone at +1 (866) 471-2526 or by emailing Prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling +1 (866) 803-9204; or Morgan Stanley & Co. LLC, 180 Varick Street, New York, NY 10014, Attention: Prospectus Department, by telephone at +1 (866) 718-1649, or by email at prospectus@morganstanley.com.

S.V-3

It is expected that delivery of the notes will be made against payment on or about the Settlement Date, which will be the third business day following the Trade Date of the notes (such settlement being referred to as “T+3”). Trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder may be required, by virtue of the fact that the notes will initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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